Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
     The chart below lists all subsidiaries of Arizona Chemical Ltd. following the dissolution of AZ Chem Luxembourg Holdings S.à r.l., which will occur prior to the completion of this offering. An indentation indicates a parent subsidiary relationship. Listed subsidiaries are wholly owned by their respective parents, which are indicated in the immediately preceding level of indentation, unless otherwise noted.

Name of Subsidiary[1]	Country or State of Incorporation
Arizona Chemical Luxembourg S.à.r.l.	Luxembourg
Arizona Chem Sweden Holdings AB	Sweden
AZ Chem US Holdings Inc.	Delaware
AZ Chem US Inc.	Delaware
Arizona Chemical Company, LLC	Delaware
Arizona Chemical S. De R.L. de C.V.[2]	Mexico
AZCHEM SERVICES S DE RL DE CV3	Mexico
Arizona Chemical Asia Limited	Hong Kong
Arizona Chemical Asia, Ltd. – Singapore Branch	Singapore
Arizona Arboris, Inc.	Delaware
Arboris, LLC[4]	Delaware
Arizona Chemical Aktiebolag	Sweden
Arizona Chemical AB – Shanghai Representation Office	People’s Republic of China
AZ Chem UK Limited	United Kingdom
Arizona Chemical LTD	United Kingdom
Arizona Chemical SAS	France
Arizona Chemical B.V.	Netherlands
Arizona Chemical B.V. – German Branch	Germany
Arizona Chemical Finance B.V.	Netherlands
Arizona Chemical Oy	Finland
“Arizona Chemical” ZAO	Russia
Arizona Chemical GmbH	Germany
Arizona Chem Sweden Finance AB	Sweden
AZ Chem Luxembourg Finance S.à r.l.	Luxembourg
Arizona Chem Sweden Finance Kommanditbolag[5]	Sweden

[1]	The names of these subsidiaries are as of May 27, 2010.

[2]	David Cowfer, the Company’s Vice President, Human Resources and Corporate Communications, owns 1% due to formal requirements under applicable local law.

[3]	David Cowfer, the Company’s Vice President, Human Resources and Corporate Communications, owns 1% due to formal requirements under applicable local law.

[4]	10% owned by Arizona Arboris, Inc.

[5]	Arizona Chem Sweden Finance Kommanditbolag is a partnership. Arizona Chemical AB is the general partner (1% ownership) and AZ Chem Luxembourg Finance S.à r.l. is the limited partner (99% ownership).